UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 11, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction	000-53166 (Commission File Number)	77-0664193 (IRS Employer Identification No.)
of incorporation)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 11, 2013, MusclePharm Corporation (the “Company”) filed with the Nevada Secretary of State a Certificate of Designation of the Series D Convertible Preferred Stock (the “Certificate of Designation”), which created the series of preferred stock (the “Series D Preferred Stock”).

The following description is a summary of the material provisions of the Certificate of Designation.

Ranking – Dividends and Liquidation

The Series D Preferred Stock ranks, with respect to dividend rights and rights on liquidation, dissolution and winding-up of the affairs of the Company, equal to the common stock and junior to each other class or series of the Company’s capital stock, the terms of which expressly provide that such other class or series ranks senior to the Series D Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, or as to any other right or preference.

Voting

The Series D Preferred Stock votes together with the common stock on an as-converted basis, but not in excess of the conversion limitations set forth below. Except as otherwise required by law, the holders of shares of Series D Preferred Stock vote together with the holders of common stock on all matters and not as a separate class.

Redemption

The Series D Preferred Stock is not redeemable either at the Company’s option or at the option of the holders. The Series D Preferred Stock is not subject to any sinking fund or other obligation to redeem, repurchase or retire the Series D Preferred Stock.

Conversion Rights

Optional Conversion

Each holder of Series D Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series D Preferred Stock into fully paid and non-assessable shares of common stock in an amount equal to two shares of common stock for each one share of Series D Preferred Stock surrendered (subject to adjustment described below, the “Conversion Rate”).

Mandatory Conversion

At such time as the number of outstanding shares of Series D Preferred Stock is less than 250,000 shares, then (i) all outstanding shares of Series D Preferred Stock will automatically be converted into shares of common stock at the then effective Conversion Rate, and (ii) such shares of Series D Preferred Stock may be reissued.

Conversion Limitation

At no time may a holder of shares of Series D Preferred Stock convert its shares of Series D Preferred Stock into the Company’s common stock if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by the holder at such time, the number of shares of common stock which would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of our common stock outstanding at such time (the “4.99% Beneficial Ownership Limitation”). However, a holder may waive this limitation by providing us with 61 days’ advance notice. At no time may all or a portion of the Series D Preferred Stock be converted by a holder if the number of shares of common stock to be issued pursuant to such conversion, when aggregated with all other shares of our common stock owned by the holder at such time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of our common stock outstanding at such time (the “9.99% Beneficial Ownership Limitation” and the lower of the 9.99% Beneficial Ownership Limitation and the 4.99% Beneficial Ownership Limitation then in effect, the “Maximum Percentage”)). By written notice to the Company, a holder of Series D Preferred Stock may from time to time decrease the Maximum Percentage to any other percentage specified in such notice.

No Fractional Shares

No fractional shares of our common stock will be issued upon the conversion of the Series D Preferred Stock and the number of shares of common stock to be issued will be rounded up to the nearest whole share.

Anti-Dilution Adjustments

Stock Dividends and Stock Splits

If the Company, at any time while any share of the Series D Preferred Stock is outstanding:

·	pays a stock dividend or otherwise make a distribution relating to its common stock or any other equity or equity equivalent securities payable in shares of common stock;

·	subdivides outstanding shares of common stock into a larger number of shares;

·	combines outstanding shares of its common stock into a smaller number of shares (including by way of reverse stock split); or

·	issues by reclassification of shares of the common stock any shares of its capital stock;

then the Conversion Rate will be adjusted such that holders of outstanding shares of Series D Preferred Stock will receive, upon conversion, such number of shares of common stock into which such outstanding shares of Series D Preferred Stock would have been convertible into, immediately prior to such foregoing events, adjusted to take into account any additional or lessened shares of our capital stock the holder would have been entitled to had the holder converted such shares of Series D Preferred Stock and been the holder of the underlying shares of common stock prior to such events.

Adjustments for Reclassification, Exchange or Substitution

If the common stock issuable upon conversion of shares of Series D Preferred Stock is changed to the same or different number of shares of any class or classes of stock (other than by way of a stock split or combination of shares or stock dividends, or a Fundamental Transaction (as defined below)), then an appropriate adjustment to the Conversion Rate will be made and provisions will be made (by adjustments of the Conversion Rate or otherwise) so that the holder of outstanding Series D Preferred Stock will have the right thereafter to convert any outstanding shares of Series D Convertible Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of outstanding shares of Series D Preferred Stock of the number of shares of common stock into which such outstanding shares of Series D Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change.

Fundamental Transaction

If the Company, at any time while any share of the Series D Preferred Stock is outstanding;

·	effects any merger or consolidation of us with or into another person;

·	effects any sale of all or substantially all of our assets in one transaction or a series of related transactions;

·	makes any tender offer or exchange offer (whether us or another person) is completed pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property; or

·	effects any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”);

then, upon any subsequent conversion of shares of Series D Preferred Stock, the holders shall have the right to receive, for each share of common stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as the holder would have been entitled to receive upon the occurrence of the Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of common stock.

Favored Nations Provision

Other than in connection with Excepted Issuances (as defined below), if at any time while any shares of Series D Preferred Stock are outstanding, we issue, without the consent of a majority of the outstanding shares of Series D Preferred Stock, (a “Trigger Issuance”) any shares of common stock or securities convertible into or exercisable for shares of common stock at a price per share or conversion or exercise price per share (the “Trigger Issuance Price”) which is less than the Conversion Price (as defined below), then the Conversion Rate will be adjusted by multiplying the Conversion Rate in effect immediately prior to the Trigger Issuance by a fraction, the numerator of which will be the Conversion Price and the denominator of which will be the Trigger Issuance Price. Common stock issued by us for no consideration (other than stock dividends or stock splits, as described above) or for consideration that cannot be determined at the time the common stock is issued will be deemed to have been issued at $0.001 per share. So long as any shares of Series D Preferred Stock are outstanding, we will not enter into any variable, floating rate or similar agreement providing for issuance of any of our equity securities or convertible into our securities on any basis in which the conversion or strike price thereof is determined on the basis of the market price of our common stock.

The term “Conversion Price” shall equal $4.00 (subject to adjustment from time to time).

The term “Excepted Issuances” means any of the following:

·	full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity;

·	the issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital;

·	the issuance of common stock or the issuances or grants of options to purchase common stock to employees, directors, and consultants, pursuant to plans in effect as of the date of the certificate of designation that have been approved by a majority vote of the stockholders and a majority of the independent members of our board of directors as such plans are constituted on the date of this certificate of designation;

·	the issuance of common stock pursuant to agreements entered into prior to the date of the certificate of designation, as such agreements are in effect and constituted on the date of this certificate of designation, without regard to any further amendment;

·	the issuance of common stock upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of the certificate of designation on the terms then in effect;

·	the issuance of common stock or the issuances or grants of options to purchase common stock to consultants and service providers approved by a majority of the independent members of our board of directors; and

·	any and all securities required to be assumed by the Company by the terms thereof as a result of any of the foregoing even if issued by a predecessor acquired in connection with a business combination, merger or share exchange.

Equal Treatment of Holders of Shares of Series D Preferred Stock

No consideration shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of the certificate of designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Series D Preferred Stock.

The foregoing description of the Certificate of Designation, which attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit are filed with this Current Report on Form 8-K:

	Exhibit No.	Description

	3.1	Certificate of Designation of the Series D Convertible Preferred Stock.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: January 17, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President